UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7700 Irvine Center Drive, Suite 750, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On March 22, 2013, the Company received a letter from the University of Illinois indicating that the license agreement entered into on October 10, 2007 between the University of Illinois and Pier Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (as amended, the “License Agreement”), had been terminated on March 21, 2013. Pier Pharmaceuticals Inc., named SteadySleep RX Co. at the time the License Agreement was entered into, was acquired by the Company in a merger announced on August 16, 2012. On February 19, 2013, the University of Illinois had notified the Company of a default under the Licence Agreement due to non-payment of a $75,000 milestone fee due December 31, 2012. Under the terms of the License Agreement, the Company had 30 days to cure the default, which it did not do. On the same date as the receipt of the termination letter, newly appointed officers of the Company initiated discussions with the University of Illinois regarding the possibility of extending the cure period or otherwise amending the License Agreement. On April 1, 2013, after considering the Company’s proposals, the University of Illinois informed the Company that, while it believed the the License Agreement was terminated, it remained open to negotiating a new license agreement. Accordingly, the Company and the University of Illinois currently are in discussions regarding the terms of a new license. Regardless of whether such new license agreement is reached, due to its rights of inventorship and independent of the License Agreement, the Company remains free to practice additional patents and patent applications describing a dosage range for the use of dronabinol in the treatment of sleep apnea, as well as for various formulations of dronabinol.

The License Agreement contained, among other provisions, the right to practice certain patents and patent applications in the United States and other countries claiming the use of certain compounds commonly referred to as dronabinol for the treatment of sleep apnea, and granted exclusive rights (i) to use the patent rights, as defined in the agreement, that were then held by the University of Illinois with respect to dronabinol, (ii) to identify, develop, make, have made, import, export, lease, sell, have sold or offer for sale any related licensed products, and (iii) to grant sublicenses of the rights granted in the License Agreement, subject to the provisions of the License Agreement. In exchange, the License Agreement required the payment to the University of Illinois of a license fee, royalties, patent costs, and certain milestone payments laid out by schedule, including the $75,000 fee described above, as well as granting the University of Illinois 100,000 shares of equity securities of SteadySleep RX Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa
President and Chief Executive Officer